Exhibit 10.4

PROMISSORY NOTE

Principal $35,000,000.00	Loan Date 07-23-2014	Maturity	Loan No 0471879-9006	Call / Coll	Account 0471879-9006	Officer 54660	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	The Habit Restaurants, LLC	Lender:	California Bank & Trust
	17320 Redhill Avenue, Suite 140		Costa Mesa
	Irvine, CA 92614		3420 Bristol Street
Costa Mesa, CA 92626

PROMISE TO PAY. The Habit Restaurants, LLC (“Borrower”) promises to pay to California Bank & Trust (“Lender”), or order, in lawful money of the United States of America, the principal amount of Thirty-five Million & 00/100 Dollars ($35,000,000.00) or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 23, 2017. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning August 23, 2014, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. So long as no Event of Default shall have occurred and be continuing and subject to the other terms of this Note, the outstanding principal balance hereunder shall bear interest at a rate per annum based on the type of advance that Borrower selects in accordance with the section entitled “Interest Rate Options” hereinbelow.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

INTEREST RATE OPTIONS. So long as no Event of Default shall have occurred and be continuing and subject to the other terms and conditions set forth herein, Borrower will be able to request Advances under this Note and select the interest rate that will be applicable to each such Advance from one of the following Rate Options in accordance with the section entitled “Request for Advance and Rate Selection” hereinbelow. The following Rate Options are available to Borrower:

(A) Prime-Based Option. Borrower may select an interest rate for the requested Advance based on the Prime Rate (each, a “Prime-Based Advance”). Under this option, the outstanding principal balance shall bear interest at a rate per annum equal to the Prime Rate plus the Applicable Margin (Prime). “Prime Rate” means the Prime Rate as published by the Wall Street Journal in its “Money Rates” or similar chart. When a range of rates has been published, the lowest of the rates will be used. The Prime Rate is not necessarily the lowest reference rate charged by Lender on its loans. If the Prime Rate becomes unavailable during the term of this loan, Lender may designate a substitute reference rate after notifying Borrower. Lender will tell Borrower the current Prime Rate upon Borrower’s request. Borrower understands that Lender may make loans based on other rates as well.

The interest rate on Prime-Based Advances is subject to change from time to time based on changes in the Prime Rate. The interest rate change will not occur more often than once each day. The Prime Rate currently is 3.250% per annum. Interest on the unpaid principal balance of Prime-Based Advances under this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of the Applicable Margin over the Prime Rate.

(B) LIBOR Option. Borrower may select an interest rate for the requested Advance based on LIBOR (each, a “LIBOR-Based Advance”). Under this option, the outstanding principal balance shall bear interest at a rate per annum equal to LIBOR plus the Applicable Margin (LIBOR).

“LIBOR” shall mean, for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other entity that assumes the administration of such rate) for U.S. dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen, or, in the event such rate does not appear on a Reuters page or screen, as quoted by Bloomberg or other comparable services selected by the Lender.

The interest rate on a LIBOR-Based Advance shall be based on LIBOR for the Interest Period selected by Borrower and determined as of the start of each Interest Period, with an initial rate as set forth below. The length of the Interest Period selected shall be selected by Borrower and designated one month, two months, three months or six months, though the actual length of such periods shall be calculated as set forth below. The initial Interest Period, unless commenced on the first business day of a month, shall, notwithstanding the length of the Interest Period selected by Borrower, (i) for Interest Periods beginning before the 25th of each calendar month, end on the first business day of the month following commencement of the initial Interest Period; and (ii) for Interest Periods beginning on or after the 25th of each calendar month, end on the first business day of the second month following commencement of the initial Interest Period. All subsequent Interest Periods shall commence on the first business day of the relevant month and end on the first business day of the month determined by the length of the Interest Period selected by Borrower. The length of the Interest Period of each LIBOR-Based Advance shall be determined by Lender in its sole and absolute discretion and shall be binding and conclusive, absent manifest error.

This definition of Lender’s LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. The LIBOR rate may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. Interest based on this Rate Option is a floating rate and will change on and as of the date of a change in LIBOR (the “Interest Period”). Under this Rate Option, Borrower shall make monthly interest payments on the same day of the month, with a final payment of all accrued and unpaid Interest on the last day of such Interest Period and, in the case of an Interest Period greater than three (3) months, at three (3) month intervals after the first day of such Interest Period.

NOTICE: Under no circumstances will the interest rate on any Advance or other extension of credit under this Note be more than the maximum rate allowed by applicable law (the “Maximum Lawful Rate”). Any adjustments in the interest rate due to changes in the Maximum Lawful Rate shall be made on the effective day of such change.

PROMISSORY NOTE (Continued)

Loan No: 0471879-9006		Page 2

The following provisions concerning requests for Advances and Rate Options are a part of this Note:

Applicable Margin. “Applicable Margin (Prime)” and “Applicable Margin (LIBOR)” shall be determined based on Borrower’s ratio of Funded Debt to EBITDA as defined in the Business Loan Agreement and calculated for the most recent fiscal quarter ended in accordance with the following:

Funded Debt to EBITDA	Applicable Margin (Prime)	Applicable Margin (LIBOR)
Less than or equal to 1.000 to 1.000	0.00%	2.25%

More than 1.000 to 1.000 but less than or equal to 1.500 to 1.000	0.25%	2.50%

More than 1.500 to 1.000	0.50%	2.75%

Request for Advance and Rate Selection. So long as no Event of Default shall have occurred and be continuing and subject to the other terms and conditions set forth herein, Borrower may request Advances under this Note and select a Rate Option therefor (each, an “Advance Request”). Each Advance Request must be in writing and specify (i) the Rate Option selected for the Advance, (ii) the amount of the Advance requested, which, if the LIBOR option is selected, must be in the amount of at least $250,000.00 (or, if less, the then-remaining availability under the Note), (iii) the Interest Period for the Advance if the LIBOR option is selection, and (iv) the effective date requested by Borrower for the funding of the Advance. Borrower deliver any Advance Request to Lender no later than 10:00 a.m. (Pacific time) on the date that is three (3) business days prior to the effective date of the Advance. Once delivered, an Advance Request shall be irrevocable.

Applicable Interest Rate. Borrower’s Advance Request will become effective, and interest on Advance will be calculated at the rate selected in the Advance Request (the “Effective Rate”) for the applicable Interest Period, in accordance with the following terms and conditions and the respective terms and conditions set forth in the section entitled “Interest Rate Options” hereinabove:

(1) Notwithstanding any Advance Request, Borrower shall be deemed to have request a Prime-Based Advance with Interest calculated on the basis of the Prime Rate if (a) Lender, in good faith, is unable to ascertain the requested Rate Option by reason of circumstances then affecting the applicable money market or otherwise, (b) it becomes unlawful or impracticable for Lender to maintain loans based upon the requested Rate Option, (c) Lender, in good faith, determines that the LIBOR rate will not adequately and fairly reflect the cost to Lender of making or maintaining the affected Advance in LIBOR because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect the LIBOR rate, or (d) the Advance Request fails to specify the Rate Option or type of Advance requested. Upon the occurrence of any of the events described in this “Interest Rate Options” section, any Advance to which a requested Rate Option applies shall be Immediately (or at the option of Lender, at the end the current applicable Interest Period), without further action of Lender or Borrower, converted to a Prime-Based Advance.

(2) Borrower may have no more than a total of five (5) Effective Rates applicable to amounts outstanding under this Note at any given time.

(3) An Advance Request shall be effective as to amounts to be disbursed under this Note only if, on the effective date of the respective Advance Request, such amounts are in fact disbursed to or for Borrower’s account in accordance with the provisions of this Note and any Related Documents.

(4) Any amounts of outstanding principal for which an Advance Request has not been made, or is otherwise not effective, shall bear interest until paid in full at a rate per annum equal to the Prime Rate plus the Applicable Margin.

(5) Any amounts of outstanding principal bearing interest based upon a Rate Option shall bear interest at such rate until the end of the Interest Period for that Rate Option, and thereafter shall bear interest based upon the Prime Rate unless a new Rate Request for a Rate Option complying with the terms hereof has been made and has become effective.

(6) Upon default Lender shall no longer be obligated to honor any Advance Request.

(7) No Interest Period shall extend beyond the maturity date of this Note.

Notices: Authority to Act. Borrower acknowledges and agrees that the agreement of Lender herein to receive certain notices by telephone is solely for Borrower’s convenience. Lender shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give such notice, and Lender shall have no liability to Borrower on account of any action taken by Lender in reliance upon such telephonic notice. Borrower’s obligation to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic notice.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $200.00. Other than Borrower’s obligation to pay any minimum interest charge. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Borrower agrees not to send Lender payments marked “paid in full, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: California Bank & Trust, Costa Mesa, 3420 Bristol Street. Costa Mesa, CA 92626.

FEES. Borrower shall pay to Lender (i) a fee equal to the average daily unused portion of the face amount of this Note times one-quarter percent (0.25%) per annum from the date hereof until the maturity date of this Note (the “Maturity Date”), payable at the end of each fiscal quarter in arrears and on the Maturity Date and, (ii) if the total outstanding balance under this Note is paid in full and the credit facility evidenced hereby is retired prior to the Maturity Date, a fee equal to $125,000.00.

LATE CHARGE. If a payment is 15 days or more late. Borrower will be charged 6.000% of the regularly scheduled payment or $500.00, whichever is less.

INTEREST AFTER DEFAULT. Upon default, the Interest rate on this Note shall, if permitted under applicable law, immediately increase by adding an additional 5.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.

PROMISSORY NOTE (Continued)

Loan No: 0471879-9006		Page 3

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), or any other termination of Borrower’s existence as a going business, the Insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A Material Adverse Change (as such term is defined in the Business Loan Agreement) occurs.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Orange County. State of California.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein:

(A) inventory, chattel paper, accounts, equipment and general intangibles described in the Amended and Restated Commercial Security Agreement dated July 23 2014.

(B) collateral described in the Amended and Restated Commercial Pledge Agreement dated July 23, 2014.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority: Ira Fils, Chief Financial Officer of The Habit Restaurants, LLC, and any of his successors in such position, and Russ Bendel, President/CEO of The Habit Restaurants, LLC, and any of his successors in such positions. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note: (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

DEPOSIT ACCOUNT SECURITY. Borrower hereby grants a security interest to Lender in any and all deposit accounts (checking, savings, money market or time) of Borrower at Lender, now existing or hereinafter opened, to secure its indebtedness hereunder. This includes all deposit accounts Borrower holds jointly with someone else.

FINANCIAL STATEMENT CERTIFICATIONS. Borrower hereby certifies to Lender that all financial information (collectively, “Financial Information”) submitted to Lender now and at all times during the term of this loan does and will fairly and accurately represent the financial condition of Borrower and any guarantors in all material respects. Financial Information includes, but is not limited to, all business financial statements (including interim and year-end financial statements that are company prepared or CPA-prepared), business income tax returns, borrowing base certificates, accounts receivable and accounts payable agings, personal financial statements and personal income tax returns. Borrower understands that Lender will rely on

PROMISSORY NOTE (Continued)

Loan No: 0471879-9006		Page 4

all Financial Information, whenever provided, and that such Financial Information is a material inducement to Lender to make, continue to make or otherwise extend credit accommodations to Borrower. Borrower covenants and agrees to notify Lender of any adverse material changes in its financial condition in the future. Borrower further understands and acknowledges that there are criminal penalties for giving false Financial Information to federally insured financial institutions.

JURY WAIVER; JUDICIAL REFERENCE. Borrower and Lender each waive their respective rights to a trial before a jury in connection with any disputes related to this Note, the loan evidenced hereby and any other loan documents in connection herewith and therewith. Such disputes include without limitation any claim by Borrower or Lender, claims brought by Borrower as a class representative on behalf of others, and claims by a class representative on Borrower’s behalf as a class member (so-called “class action” suits). This provision shall not apply if, at the time an action is brought, Borrower’s loan is funded or maintained in a state where this jury trial waiver is not permitted by law.

If a jury trial waiver is not permitted by applicable law and a dispute arises between Borrower and Lender with respect to this Note, its enforcement or the transactions contemplated by the related loan documents, either of Borrower or Lender may require that it be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, et seq., including without limitation whether the dispute is subject to a judicial reference proceeding. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Service, Inc. (JAMS). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The referee shall be appointed to sit with all of the powers provided by law. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters (including without limitation requests for equitable relief), prepare an award with written findings of fact and conclusions of law and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender’s right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property or to comply with legal process involving Borrower’s accounts or other property.

ONLINE BANKING – LOAN PAYMENTS. From time to time, Lender may (but shall not be required to) permit loan payments to be made through its online banking website. Lender may impose or change any terms, conditions or restrictions with respect to making such online loan payments, including without limitation the minimum or maximum payment amounts, the types of accounts from which loan payments may be made and the types of payments that may be made online (including without limitation ordinary installment payments, principal-only payments or other types of payments). Whether Borrower is permitted to make online loan payments, and Lender’s applicable terms, conditions and restrictions if such payments are permitted, will be reflected in the features available online when a user logs into the Lender’s online banking website. By making any loan payments online, Borrower agrees to be bound by any such terms, conditions and restrictions imposed by Lender. Lender shall have the right to terminate Borrower’s online loan payment capability at any time in Lender’s sole discretion.

STAND-BY LETTER OF CREDIT SUBLINE EXHIBIT. An exhibit, titled “Stand-By Letter of Credit Subline Exhibit,” is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note. [Note to draft: Please provide this Exhibit.]

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE. THIS NOTE IS DATED AND EFFECTIVE AS OF JULY 23, 2014.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE.

BORROWER:

THE HABIT RESTAURANTS, LLC

By:
Russ Bendel, President and Chief Executive Officer

By:
Ira Fils, Chief Financial Officer

LASER PRO Lending, Ver. 5.48.00.004 Copr. Harland Financial Solutions, Inc. 1997, 2010. All Rights Reserved. - CA L:\CFI\LPL\D20C.FC TR-46774 PR-1 (M)

BUSINESS LOAN AGREEMENT

Principal $35,000,000.00	Loan Date 07-23-2014	Maturity	Loan No 0471879-9006	Call/Coll	Account 0471879-9006	Officer 54660	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “**” has been omitted due to text length limitations.

Borrower:	The Habit Restaurants, LLC	Lender:	California Bank & Trust
	17320 Redhill Avenue, Suite 140		Costa Mesa
	Irvine, CA 92614		3420 Bristol Street
Costa Mesa, CA 92626

THIS BUSINESS LOAN AGREEMENT dated July 23, 2014, is made and executed between The Habit Restaurants, LLC (“Borrower”) and California Bank & Trust (“Lender”) on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, Including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth In this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of July 23, 2014, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid In full, Including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

ADVANCE AUTHORITY. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority: Ira Fils, Chief Financial Officer of The Habit Restaurants, LLC, and his successors in such position; and Russ Bendel, President/CEO of The Habit Restaurants, LLC, and his successors in such positions.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender’s Security Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), in each case, unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date.

No Event of Default. There shall not exist at the time of any Advance an Event of Default under this Agreement or under any Related Document.

Compliance. Except for Advances made hereunder to refinance existing credit facilities extended by Lender to Borrower under loan numbers 0471879-9001, 0471879-9002, 0471879-9003 and 0471879-9004, (i) any request for an Advance shall certify, as of the date of the request, (A) a list of restaurants that have been opened by Borrower and on which Advances may be drawn, specifying the restaurant or restaurants on which the requested Advance is drawn, and (B) the respective out-of-pocket capital cost incurred by Borrower for each restaurant on the list and (ii) the amount of the requested Advance shall not exceed 50% of the total out-of-pocket capital cost set forth on the list for the restaurant or restaurants on which the requested Advance is drawn.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. As of the date of this Agreement, Borrower maintains an office at 17320 Redhill Avenue, Suite 140, Irvine, CA 92614. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business as of the date of this Agreement: None.

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of organization or membership agreements, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties, except where such conflict, violation or default could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

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Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to, or has a valid leasehold interest in, all properties used in the conduct of Borrower’s business, and, with respect to any owned properties, has not executed any security documents or financing statements relating to such properties. All of Borrower’s owned properties are titled in Borrower’s legal name and are free and clear of all Security Interests, and Borrower has not used or filed a financing statement with respect to its owned properties under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by Borrower on, under, about or from any of Borrower’s properties; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (2) neither Borrower nor any contractor, agent or other authorized user of any of Borrower’s properties shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of Borrower’s properties in violation of any Environmental Laws; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or, to Borrower’s knowledge, threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records; provided, that, so long as no Event of Default exists, Lender shall not conduct more than two (2) such examinations and audits per calendar year and, notwithstanding anything to the contrary in this Agreement, Borrower shall be responsible for no more than S7,500 per audit. Any such examination and audit shall, absent the occurrence and continuation of an Event of Default, be conducted (1) at such times as are reasonably acceptable to Borrower, (2) in such manner so as not to interfere unreasonably with the conduct of the business of Borrower, and (3) upon prior written notice from Lender.

Financial Statements. Furnish Lender with the following:

Annual Statements. As soon as available, but in no event later than one-hundred-twenty (120) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.

Interim Statements. As soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, Borrower’s balance sheet and profit and loss statement for the period ended, prepared by Borrower.

Tax Returns. As soon as available, but in no event later than forty-five (45) days after the applicable filing date for the tax reporting period ended, federal and other governmental tax returns, prepared by Borrower.

Annual Projections. As soon as available, but in no event later than forty-five (45) days after the beginning of each fiscal year, annual projections of Borrower for such fiscal year in form and substance acceptable to Lender.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, subject, in the case of interim statements, to normal and recurring year-end adjustments and the absence of notes, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may reasonably request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:

Fixed Charge Coverage Ratio. Borrower shall maintain a minimum Fixed Charge Coverage Ratio of 1.250 to 1.000, to be measured as of the end of each fiscal quarter. “Fixed Charge Coverage Ratio” is defined as (1) EBITDAR less maintenance and corporate capital expenditures less cash taxes less 12-month amortization of cash pre-opening costs of $50,000.00 per restaurant unit, divided by (2) interest expense plus scheduled principal repayments plus Phantom Amortization plus GAAP rent expense plus distributions, measured on a rolling

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Loan No: 0471879-9006		Page 3

four-quarter basis. “EBITDAR” is defined as store level cash flow less corporate general and administrative expenses, in each case for the 12-month period then ended. EBITDAR excludes pre-opening expenses, management fees paid to Karp Reilly, non-cash stock-based compensation expense, financing-related costs, Goodwill and Intangible Asset Impairment, interest expense, taxes, gain/loss on disposal of assets, depreciation, amortization and rent expense. “Phantom Amortization” is defined as, for any rolling four-quarter period, the amount of outstanding debt that is not subject to amortization during an interest-only period as of the end of such four-quarter period, divided by seven (7).

Funded Debt to EBITDA. Borrower shall maintain a ratio of maximum Funded Debt to EBITDA not in excess of 2.000 to 1.000, to be measured as of the end of each fiscal quarter. “EBITDA” is defined as store level cash flow less corporate general and administrative expenses, in each case for the 12-month period then ended. EBITDA excludes pre-opening expenses, management fees paid to Karp Reilly, non-cash stock-based compensation expense, financing-related costs, Goodwill and Intangible Asset Impairment, interest expense, taxes, gain/loss on disposal of assets, depreciation and amortization. If Borrower’s Funded Debt to EBITDA ratio exceeds 2.000 to 1.000 as of the end of any fiscal quarter. Borrower shall immediately pay to Lender that amount of the outstanding principal balance under the Note, calculated by Lender in its sole discretion, that shall cause Borrower to be in compliance with the Funded Debt to EBITDA Covenant for such fiscal quarter.

Restaurant-Level Cash Flow. No less than 75% of all restaurants opened and operated by Borrower for more than 6 months shall have a cash flow greater than zero, where cash flow is deemed to be equal to EBITDA for each such restaurant, measured as of the end of each fiscal quarter.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with GAAP, applied on a consistent basis, and as soon as possible but in no event later than thirty (30) days after the end of each fiscal quarter or other measurement period, and shall be certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may reasonably require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon reasonable request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will, upon reasonable request of Lender, provide Lender with such lender’s loss payable or other endorsements as Lender may reasonably require; provided, that so long as no Event of Default exists, Lender shall not make such request more than two (2) per calendar year.

Insurance Reports. Furnish to Lender, upon reasonable request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties Insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually). Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower and, absent the occurrence and continuation of an Event of Default, shall not exceed $10,000.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits; provided, that Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s Interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s Interest.

Inspection. Permit employees or agents of Lender to inspect any and all Collateral for the Loan or Loans and to examine or audit Borrower’s books, accounts, and records with respect to the Collateral and to make copies and memoranda of such books, accounts, and records; provided, that so long as no Event of Default exists, Lender shall not conduct more than two (2) such inspections, examinations and audits per calendar year and, notwithstanding anything to the contrary in this Agreement. Borrower shall be responsible for no more than $7,500 per inspection. Any such inspections, examinations and audits shall, absent the occurrence and continuation of an Event of Default, be (1) conducted during Borrower’s normal business hours, (2) in such manner so as not to interfere unreasonably with the conduct of the business of Borrower, and (3) upon prior written notice from Lender. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) with respect to the Collateral in the possession of a third party, Borrower, upon reasonable request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may reasonably request, all at Borrower’s expense.

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Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Compliance Certificate. Deliver to Lender no later than forty-five (45) days after the end of each fiscal quarter a Compliance Certificate, dated as of the end of such fiscal quarter and in form and substance acceptable to Lender, certifying (i) that the representations and warranties of Borrower in this Agreement are true and correct as of such date, (ii) Borrower’s compliance with the covenants in the sections entitled “Financial Covenants and Ratios” and “Additional Covenants” hereunder, and (iii) the restaurants that have been opened by Borrower and the out-of-pocket capital cost incurred by Borrower for such restaurants.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower’s accounts, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged. (2) cease operations, liquidate, merge, acquire (other than Permitted Acquisitions) or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) make any distribution with respect to any capital account, whether by reduction of capital or otherwise (other than distributions to members of Borrower for tax purposes in accordance with Section 5.2 of the Third Amended and Restated Limited Liability Company Agreement of Borrower (the “LLC Agreement”) in an amount in cash equal to the excess of each member’s Member’s Cumulative Tax Liability (as defined in the LLC Agreement) for the relevant period over amounts previously distributed to such members pursuant to Section 5.2 of the LLC Agreement). Notwithstanding any of the foregoing, (a) Borrower may add or, absent an Event of Default, remove members (including without limitation by way of Borrower’s repurchase of outstanding membership interests) from time to time in accordance with the LLC Agreement, (b) the members of Borrower as of the date of this Agreement may increase or, absent an Event of Default, decrease their respective membership interests in Borrower from time to time in accordance with the LLC Agreement, and (c) Borrower may consummate one or more offerings of its equity securities at any time and from time to time and Borrower may retain all proceeds from any such offerings of its equity securities for working capital and for other general corporate purposes, each without Lender’s prior written consent. Notwithstanding any of the foregoing, each member of Borrower may from time to time and at any time, acquire outstanding membership interests from, or sell outstanding membership interests to, any other member of Borrower, without Lender’s prior written consent.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, except Permitted Acquisitions, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt, (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform in any material respect any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform in any material respect any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), or any other termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

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Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A Material Adverse Change occurs.

Right to Cure. If any default, other than a payment default, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiate steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

DEPOSIT ACCOUNT SECURITY. Borrower hereby grants a security interest to Lender in any and all deposit accounts (checking, savings, money market or time) of Borrower at Lender, now existing or hereinafter opened, to secure the Indebtedness. This includes all deposit accounts Borrower holds jointly with someone else.

JURY WAIVER; JUDICIAL REFERENCE. Borrower and Lender each waive their respective rights to a trial before a jury in connection with any disputes related to this Agreement, any of the Related Documents and the transactions contemplated hereby and thereby. Such disputes include without limitation any claim by Borrower or Lender, claims brought by Borrower as a class representative on behalf of others, and claims by a class representative on Borrower’s behalf as a class member (so-called “class action” suits). This provision shall not apply if, at the time an action is brought, Borrower’s loan is funded or maintained in a state where this jury trial waiver is not permitted by law.

If a jury trial waiver is not permitted by applicable law and a dispute arises between Borrower and Lender with respect to this Agreement, any of the Related Documents, the enforcement hereof or thereof or the transactions contemplated hereby or thereby, either of Borrower or Lender may require that it be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, et seq., including without limitation whether the dispute is subject to a judicial reference proceeding. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Service, Inc. (JAMS). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The referee shall be appointed to sit with all of the powers provided by law. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters (including without limitation requests for equitable relief), prepare an award with written findings of fact and conclusions of law and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender’s right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property or to comply with legal process involving Borrower’s accounts or other property.

INCREASED COSTS. If any change in a law, rule or regulation, or the interpretation or application thereof, or Lender’s compliance with any request, guideline or directive (whether or not having the force of law) of any governmental authority (collectively, a “Change in Law”) shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against or with respect to the assets of, deposits with or for the account of or credit extended by Lender or (ii) impose on Lender any other condition affecting this Agreement or the loans hereunder or any letter of credit or participation therein and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any loan (or its commitment to make any such loan) or to increase the cost to Lender of issuing or maintaining any letter of credit or to reduce the amount of any sum received or receivable by Lender hereunder, then Borrower will pay to Lender such additional amount as will compensate Lender for such additional costs or reduction. If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the capital of Lender or Lender’s holding company from this Agreement or the loans or letters of credit made or issued by Lender to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount as will compensate Lender or Lender’s holding company for any such reduction, as set forth in a certificate of Lender describing in reasonable detail the amount or amounts necessary to compensate Lender or its holding company. The amounts and description in such certificate shall be conclusive absent manifest error, and Borrower agrees to pay to Lender the amount shown in such certificate within ten (10) business days after receipt thereof. Failure or delay on the part of Lender to demand compensation pursuant to this section shall not constitute a waiver of Lender’s right to demand such compensation.

PRIMARY BANKING RELATIONSHIP. Borrower covenants and agrees with Lender that Borrower maintain its primary banking relationship with Lender for the term of the Loan evidenced by the Note and so long as the Note and Related Documents shall remain in effect. For purposes of clarity, Borrower may maintain secondary banking relationships and accounts with other banking institutions so long as (i) the cash on deposit in such accounts

BUSINESS LOAN AGREEMENT (Continued)

Loan No: 0471879-9006		Page 6

does not exceed $10,000 per operating restaurant unit located in the State of California and $25,000 per operating restaurant unit located outside of the State of California, in the aggregate, at any one time, and (ii) Borrower has delivered to Lender control agreements, in form and substance reasonably satisfactory to Lender, to perfect and maintain perfected Lender’s security interest in such accounts, which agreements shall include a daily sweep of such accounts to an account maintained with Lender.

SUBORDINATED DEBT. Borrower and Lender agree that Borrower may have indebtedness to Karp Reilly in an aggregate amount not to exceed $5,000,000.00 as long as (a) Borrower is in compliance with all loan covenants hereunder and under the Related Documents, and (b) such debt is subordinated to the Indebtedness and any and all other obligations owed by Borrower to Lender pursuant to a subordination agreement in form and substance satisfactory to Lender.

ADDITIONAL COVENANTS. Borrower covenants and agrees with Lender that (a) management fees paid by Borrower to Karp Reilly shall not exceed $200,000.00 in any calendar year; (b) the term of any and all leases that Borrower or any affiliate shall have entered into with respect to the premises for any restaurant of Borrower financed by Advances under the Note shall not expire or terminate prior to the maturity date under the Note, and (c) no Advance shall exceed the lesser of (i) 50% of the out-of-pocket capital cost incurred by Borrower with respect to the restaurant on which such Advance is drawn (as shown on the Compliance Certificate delivered for the most recent fiscal quarter ended) or (ii) $500,000.00.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s reasonable costs and expenses, including Lender’s reasonable attorneys’ fees and legal expenses. Incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Reasonable costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of California.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Orange County, State of California.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and sedated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

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DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word “Borrower” means The Habit Restaurants, LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word “Collateral” shall have the meaning set forth in the Security Agreement.

Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986. Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable stale or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement that are incurable or, if curable, have not been cured within the time period given in such default section.

GAAP. The word “GAAP” means generally accepted accounting principles in effect as of the date or this Agreement.

Goodwill and Intangible Asset Impairment. The words “Goodwill and Intangible Asset Impairment” mean non-cash amounts deducted from net income resulting solely from the application of Accounting Standards Codifications 350 and 360 in accordance with GAAP.

Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also Includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means California Bank & Trust, its successors and assigns.

Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Material Adverse Change. The words “Material Adverse Change” mean (1) a material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of Borrower or Grantor, (2) a material impairment of the ability of Borrower or Grantor to perform any of its obligations under this Agreement and the Related Documents, or (3) a material impairment of the enforceability or priority of Lender’s security interest with respect to the Collateral as a result of an action or failure to act on the part of Borrower or Grantor.

Material Adverse Effect. The words “material adverse effect” mean (1) an event, occurrence, fact or circumstance which has had a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects of Borrower or Grantor, (2) a material impairment of the ability of Borrower or Grantor to perform any of its obligations under this Agreement and the Related Documents, or (3) a material impairment of the enforceability or priority of Lender’s security interest with respect to the Collateral as a result of an action or failure to act on the part of Borrower or Grantor.

Note. The word “Note” means the Note executed by The Habit Restaurants, LLC in the original principal amount of $35,000,000.00, dated July 23, 2014, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Note or Credit Agreement or any other subsequent Notes evidencing further Indebtedness.

Permitted Acquisition. The words “Permitted Acquisition” mean Borrower’s acquisition from time to time of “Habit”-branded restaurant units not otherwise operated by Borrower and Borrower’s acquisition from time to time of any fast-casual restaurant units which Borrower intends to convert into “Hablt”-branded restaurant units; provided, that at the time of any such acquisition Borrower is in compliance immediately before and after giving effect to such acquisition with all financial covenants set forth in this Agreement, an Event of Default has not occurred at the time such acquisition is consummated and Borrower does not finance, in whole or in part, the purchase price of such acquisition through the issuance of debt securities or any other form of indebtedness.

Permitted Liens. The words “Permitted Liens” mean (1) liens and security interests securing indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money

BUSINESS LOAN AGREEMENT (Continued)

Loan No: 0471879-9006		Page 8

liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

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BUSINESS LOAN AGREEMENT (Continued)

Loan No: 0471879-9006		Page 9

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED AND EFFECTIVE AS OF JULY    , 2014.

BORROWER:		LENDER:

THE HABIT RESTAURANTS, LLC		CALIFORNIA BANK & TRUST, a California banking corporation

By:
	Russ Bendal, President and Chief Executive Officer	By:
Sergio AlFonso, Vice President
By:
Ira Fils, Chief Financial Officer

LASER PRO Lending, Ver. 5.48.00.004 Copr. Harland Financial Solutions, Inc. 1997, 2010. All Rights Reserved. - CA L:\CFI\LPL\D20C.FC TR-46774 PR-1 (M)